    As filed with the Securities and Exchange Commission on November 25, 1997
                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            FINLAY ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                  13-3492802
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)

  521 Fifth Avenue, New York, New York                       10175
(Address of Principal Executive Offices)                  (Zip Code)

             Finlay Enterprises, Inc. 1997 Long Term Incentive Plan
                            (Full title of the plan)

                              Bonni G. Davis, Esq.
                         Secretary and Corporate Counsel
                            Finlay Enterprises, Inc.
                                521 Fifth Avenue
                            New York, New York 10175
                     (Name and address of agent for service)

                                 (212) 808-2060
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                            James Martin Kaplan, Esq.
                        Zimet, Haines, Friedman & Kaplan
                                 460 Park Avenue
                            New York, New York 10022
                                 (212) 486-1700

                                                          ----------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                            Proposed maximum             Proposed maximum

Title of securities to be           Amount to be                offering                aggregate offering             Amount of
       registered                  registered(1)           price per share(2)                price(2)              registration fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value           350,000 shares              $14.910776                   $5,218,772                 $1,581.45
     $.01 per share
====================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in the 1997 Long Term Incentive Plan (the "Plan").

(2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as follows: (i) in the case of 35,185 shares underlying awards that remained available for grant under the Plan on the date of filing of this Registration Statement, based on the average of the high and low prices of the registrant's Common Stock reported on the Nasdaq National Market on November 19, 1997, which was $22.4375, and (ii) in the case of 314,815 shares underlying awards outstanding under the Plan on the date of filing of this Registration Statement, based on the aggregate exercise price of $4,429,308.14, the aggregate price at which the awards may be exercised, which averages $14.0696 per share.

                                     PART II

Item 3. Incorporation of Certain Documents by Reference

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 3, 1997;

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 1997;

     (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since February 1, 1997; and

     (e) The description of the Registrant's Common Stock, par value $.01 per share, contained in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333- 34949), as filed with the

          Commission on September 23, 1997.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      The legality of the securities being offered hereunder has been passed upon by the law firm of Zimet, Haines, Friedman & Kaplan. James Martin Kaplan, a member of such firm, is a director of the Registrant.

Item 6. Indemnification of Directors and Officers

      Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Restated Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

      Section 145 of the DGCL ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of

Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

      The Restated Certificate of Incorporation of the Registrant provides for the indemnification of officers and directors and certain other parties ("Indemnitees") of the Registrant to the fullest extent permitted under Delaware law; provided, that except in the case of proceedings to enforce rights to indemnification, the Registrant shall indemnify such Indemnitee in connection with a proceeding initiated by such Indemnitee only if such proceeding was authorized by the Board of Directors of the Registrant.

      The Registrant maintains liability insurance covering its directors, officers, employees and agents with respect to certain liabilities, not including liabilities under the Securities Act, which they may incur in connection with their serving as such directors, officers, employees or agents.

      The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other things, that the Registrant indemnify its directors and executive officers against certain liabilities and associated expenses arising from their service as directors and executive officers of the Registrant and reimburse certain related legal and other expenses. In the event of a Change in Control (as defined therein), the Registrant will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. Although the indemnification agreements offer coverage similar to the provisions in the Restated Certificate of Incorporation, they provide greater assurance to directors and executive officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

      The Registrant has also entered into employment agreements with certain of its executive officers which contain provisions entitling the executive to indemnification for losses incurred in the course of service to the Registrant under certain circumstances.

Item 7.  Exemption from Registration Claimed

      Not applicable.

Item 8.  Exhibits

EXHIBIT                               DESCRIPTION

  4.1 Finlay Enterprises, Inc. 1997 Long Term Incentive Plan (the "Plan"), filed herewith.

  4.2 Form of agreement for employees relating to stock options granted under the Plan, filed herewith.

  4.3 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1995).


  4.4 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 33-88938)).

  5.1     Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

 23.1     Consent of Arthur Andersen LLP, filed herewith.

 23.2 Consent of Zimet, Haines, Friedman & Kaplan, set forth in the opinion thereof filed herewith as Exhibit 5.1.

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of November, 1997.


                                       FINLAY ENTERPRISES, INC.

                                       By /s/ Arthur E. Reiner
                                         ---------------------------------------
                                          Arthur E. Reiner
                                          President, Chief Executive Officer and
                                          Vice Chairman


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Arthur E. Reiner and Barry D. Scheckner, each with full authority to act without the others, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


          Name                          Title                        Date
          ----                          -----                        ----

  /s/ David B. Cornstein     Chairman of the Board and         November 25, 1997
--------------------------   Director
   David B. Cornstein


   /s/ Arthur E. Reiner      President, Chief Executive        November 25, 1997
--------------------------   Officer, Vice Chairman and

    Arthur E. Reiner         Director (Principal Executive
                             Officer)


  /s/ Barry D. Scheckner     Senior Vice President and Chief   November 25, 1997
--------------------------   Financial Officer (Principal
   Barry D. Scheckner        Financial Officer)


  /s/ Bruce E. Zurlnick      Treasurer (Principal Accounting   November 25, 1997
--------------------------   Officer)
    Bruce E. Zurlnick

  /s/ Norman S. Matthews     Director                          November 25, 1997
--------------------------
   Norman S. Matthews


 /s/ James Martin Kaplan     Director                          November 25, 1997
--------------------------
   James Martin Kaplan


    /s/ Rohit M. Desai       Director                          November 25, 1997
--------------------------
     Rohit M. Desai


    /s/ Thomas H. Lee        Director                          November 25, 1997
--------------------------
      Thomas H. Lee


 /s/ Warren C. Smith, Jr.    Director                          November 25, 1997
--------------------------
  Warren C. Smith, Jr.

                                  EXHIBIT INDEX

                                                                                           SEQUENTIALLY
                                                                                           NUMBERED
EXHIBIT           DESCRIPTION                                                              PAGE

  4.1             Finlay Enterprises, Inc. 1997 Long Term Incentive Plan (the
                  "Plan"), filed herewith.

  4.2 Form of agreement for employees relating to stock options granted under the Plan, filed herewith.

  4.3             Restated Certificate of Incorporation of the Registrant
                  (incorporated by reference to Exhibit 3.1 to the Registrant's
                  Annual Report on Form 10-K for the fiscal year ended
                  January 28, 1995).

  4.4             Amended and Restated By-laws of the Registrant
                  (incorporated by reference to Exhibit 3.2 to the Registrant's
                  Registration Statement on Form S-1 (Registration No. 33-
                  88938)).

  5.1 Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

 23.1             Consent of Arthur Andersen LLP, filed herewith.

 23.2 Consent of Zimet, Haines, Friedman & Kaplan, set forth in the opinion thereof filed herewith as Exhibit 5.1.